UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 13, 2012

Date of Report (Date of earliest event reported)

MICRO IMAGING TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction)

0-16416

(Commission File Number)

33-0056212

(I.R.S. Employee Identification No.)

970 Calle Amanacer, Suite F, San Clemente, California 92673

(Address of principal executive offices)

(949) 388-4546

(Registrant's telephone number, including area code)

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 13, 2012, the Board of Directors of Micro Imaging Technology, Inc. (the “Company”) accepted the resignation of Michael Brennan from his positions on the Company’s Board of Directors and as Chief Executive Officer. The resignation of Mr. Brennan was not the result of any disagreements with the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Victor Hollander

Victor Hollander,

President

Dated: April 17, 2012